UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENVOY GROUP CORP.

(Exact name of registrant as specified in its charter)

Florida	8000	46-2500923
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

3811 Alden Way, Sarasota, FL. 34232 941-650-3848 E-Mail – mytranquilmoments@gmail.com	Jocelyn Nicholas 3811 Alden Way, Sarasota, FL. 34232 941-650-3848 E-Mail – mytranquilmoments@gmail.com
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Angela Collette

Attorney and Counselor at Law

28325 Utica Road

Roseville, Michigan 48066

(321)507-7836

Atty4defense@aol.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by company par value $0.0001	3,000,000	$ 0.0125	$ 37,500	$5.12

(1)

The company may not sell all of the shares; in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $18,750.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTILTHE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ENVOY GROUP CORP.

$37,500

3,000,000 SHARES OF COMMON STOCK

$0.0125 PER SHARE

This registration statement constitutes the initial public offering of ENVOY GROUP CORP. (the “Company”, “us”, or “ENVOY GROUP CORP.”) common stock. ENVOY GROUP CORP. is registering 3,000,000 shares of common stock at an offering price of $0.0125 per share for a total amount of $37,500.  There are no underwriting or broker dealers involved with the offering.

The company will offer the securities on a BEST EFFORTS basis, which means that our director and officer will use her best efforts to market and sell the common stock. The shares will be offered at a fixed price of $0.0125 per share for the duration of the offering, and there is no minimum number of shares required to be sold to close the offering. The company is not expected to receive enough proceeds from the offering to begin operations; and there is no market for its shares. The Company’s sole officer and director, Ms. Jocelyn Nicholas, will be responsible to market and sell these securities.  We are considered a shell company as defined under Rule 405 of the Securities Act, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Refer to the section entitled “Risk Factors” on page 8.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$ 0.0125	Not applicable	$ 0.0125
Minimum Purchase	None	Not applicable	Not applicable
If 35% Sold	13,125	Not applicable	13,125
If 50% Sold	18,750	Not applicable	18,750
If 75% Sold	28,125	Not applicable	28,125
If 100% Sold (3,000,000 Shares)	37,500	Not applicable	37,500

Currently, Ms. Jocelyn Nicholas owns 100% of the Company’s common stock. After the offering, Ms. Nicholas will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $9,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies besides their own investment will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of ENVOY GROUP CORP.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the ninety (90) days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2013

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0125 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.0125.

Number of shares outstanding before the offering of common stock	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.0125.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.0125 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $9,000, are being paid for by us and not from this offering.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on April 8, 2013, as a for-profit company, and electing a fiscal year end of April 30. Our business and registered office is located at 3811 Alden Way, Sarasota, FL 34232. Our telephone  number is 941-650-3848. As at July 31 , 2013, we had nominal assets of $ 6,062 and had incurred a net loss of $ 2,938 from April 8, 2013 (date of inception) through July 31, 2013 .  The expenses of this offering, including the preparation of this Prospectus and the filing of this registration statement, estimated at $9,000 are being paid for by Ms. Jocelyn Nicholas, (the companies CEO and sole Director), when the company issued 9,000,000 shares of Envoy Group Corp. $0.0001 par value common stock on April 8, 2013 for cash in the amount of $9,000 (per share price of $0.001), and not from this offering. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. We have not yet taken any concrete steps to implement our business plan. Our ability to implement our business plan is entirely dependent on ability to secure financing, however there is no guarantee that we will be successful in this regard.  In order to implement our business plan, we anticipate that we will require not less than $575,000 in financing in addition to the $37,500 ($612,500 in total) that we are seeking to raise through this offering. We have taken no steps to secure the additional financing that we will need to implement our business plan. Furthermore, even if we successfully execute our business and establish operations, there is no guarantee there will be a significant market for our services or that we will achieve significant revenues, if any.

In their audit report dated May 13, 2013; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such, we may have to cease operations and you could lose your entire investment.

We intend to open a Pilot Adult Day Care Center, in the Sarasota County, Florida area. We intend to develop our business to cater to seniors who can no longer manage independently, or who are isolated and lonely. We believe with life expectancy rising, more and more seniors will require assistance as they age. We intend to provide seniors with a non-residential facility that supports the health, nutritional, social support and daily living needs in a professionally staffed group setting enabling them to enjoy their day while receiving the care and support they need.  We plan to have our services to be supervised by registered and/or licensed personnel. We intend the daily activity for our seniors will be tailored to their needs by providing them with supervised activity such as, salon and spa services, current events, speakers, dancing, computer education, arts and crafts, exercising, and many more. We intend to provide meals tailored to the individual senior needs, and transportation if required.  After the intended development and implementation of our Pilot center, we intend to replicate this via franchising.

We intend to market our services by advertising in print and electronic media, website, local networking, and by direct sales calls to doctors, nurses, hospitals, religious institutions in our local area. We intend to exhibit at local relevant fairs and shows. We have taken no steps to market our services, to exhibit our services, or to establish a website and there is no guarantee that we will ever be able to do so.

To date we have not commenced providing any services, have not created relationships with any potential personnel, potential customers, consultants, real estate location, or achieved any other goals mentioned in this prospectus toward the achievement of our business plan. Importantly, there is no guarantee that we will succeed in accomplishing any of these goals. In order to accomplish these goals we will require the disclosed financing.

The management believes that at the current level of development, the company can only justify a limited financing. It is management’s belief that although the company was incorporated this year, filed a registration statement with the SEC limited experience in developing an adult day care center, no experience managing a public, reporting company, devoting limited time to develop the company, business plan about complete, insufficient funds to commercialize the business, enough funds to execute the offering, no experience in capital raising. Yet Ms. Jocelyn Nicholas, CEO, sole Director intends to accomplish the company’s goals via a public offering. The reasons for becoming a public company at this time in the Company’s development is that we believe we have the opportunity to raise more capital with friends, family and the investment banking community. The history of our country has been built on small company innovations and we believe that the public route will enable us to achieve our goal to develop our company. We believe with the funds raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the capital required to fully develop our business.

We chose going public, so that shareholders of the company benefit from holding shares that are, subject to certain restrictions, freely marketable and liquid.

We believe that the pros of being a public company will improve our financial condition by obtaining money via stock investment that does not have to be repaid, company stock in the form of stock options can be offered to employees and contractors as a meaningful form of incentive compensation, the public market for the company’s shares provides irrefutable valuation of the company on a daily basis, We also believe that the cons of going public is that management loses some of its freedom to act without board approval and approval of a majority of the shareholders in certain matters, SEC reporting ,auditing, edgarizing, attorney and its costs, that the company estimates to be $3,000 to $5,000 annually is more costly then a private company. We believe that weighing both the pros and cons of being a public company, we believe being a public company is important to the growth of Envoy Group Corp.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Period From Inception on
April 8, 2013 to July 31, 2013
(Unaudited)
Revenues	$—
Expenses	2,938
Net Loss	(2,938)
Net Loss per share	$(0.00)

As at July 31, 2013
(Unaudited)
Working Capital (Deficiency)	$6,062
Total Assets	$6,062
Total Current Liabilities	$—

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used .

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example:  “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to; have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e. ,an auditor discussion and analysis); submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”, and; disclose certain executive compensation related items such as correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be less active trading market for our common stock and our stock price may be more volatile.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE, WHICH MAY RESULT IN A CESSATION OF OPERATIONS

We currently have no clients to purchase our Adult Day Care services from us. We have not identified any clients and we cannot guarantee we ever will have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. Your entire investment into this company may be lost if we cannot provide services at prices which generate profit.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

Unless we begin to generate sufficient revenues to finance our Adult Day Care Center operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our Adult Day Care Center services.

We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

IMPACT OF POSSIBLE NEW GOVERNMENT REGULATION MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S FINANCIAL CONDITION OR RESULTS OF OPERATIONS

Adult Day Care providers must comply with State and Local statutes, regulations and licensing requirements. Failure to comply with any such laws or regulations could result in sanctions ranging from fines or corrective orders, which could require significant expenditures by the Company, to license suspension or revocation.

There is no assurance that final licenses will be obtained. New laws or regulations or changes in existing laws or regulations or their manner of application or enforcement may increase compliance costs to the Company, which could have a material adverse effect on the Company’s financial condition or results of operations.

The Company also is required to comply with the Americans with Disabilities Act (the “ADA”), which prohibits discrimination on the basis of disability in public accommodations and employment. Failure of an adult day care center to comply with the ADA or applicable regulations can subject it to sanctions, which might include fines, corrective orders, probation, or, in more serious cases, suspension or revocation of a center’s license to operate, or an award of damages to private litigants, any of which could require significant expenditures by the Company to bring the Company’s facility into compliance.

AVAILABILITY AND ADEQUACY OF INSURANCE AT ACCEPTABLE RATE. ANY SUCH INADEQUANCY OF OR INABILITY TO OBTAIN INSURANCE COVERAGE COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

As a result of alleged incidents of physical and sexual abuse in the adult daycare industry, and the length of time before the expiration of applicable statutes of limitations for the bringing of abuse and personal injury claims, many operators of adult daycare centers have had difficulty obtaining adequate general liability insurance or have been able to obtain such insurance only at unacceptably high rates. The Company plans to maintain insurance policies which provide for a variety of coverage but will be subject to various limitations, exclusions and deductibles. There can be no assurance that such insurance will be adequate, that insurance premiums for such coverage will not increase, or that in the future the Company will be able to obtain insurance at acceptable rates, if at all. Any such inadequacy of or inability to obtain insurance coverage could have a material adverse effect on the Company’s business, financial condition or result of operations.

THERE CAN BE NO ASSURANCE THAT IN THE FUTURE THE COMPANY WILL BE ABLE TO HIRE AND RETAIN QUILITY STAFFING.

The success of the Company is dependent on its continued ability to attract and retain quality staff at its adult daycare centers at acceptable compensation levels. There are substantial market pressures on such costs, particularly at the lower end of the pay scale. Any significant increase in the minimum wage would materially impact compensation costs and could have a material adverse effect on the Company’s business, results of operations or financial condition. There can be no assurance that in the future the Company will be able to hire and retain quality staffing at acceptable compensation levels, or at all.

POSSIBLE ADVERSE PUBLICITY COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S BUSINESS.

Some providers of adult daycare have received negative publicity concerning alleged abuse, inadequate supervision and on-site accidents. Any such adverse publicity relating to the Company or other providers of adult daycare, whether accurate or not, could have a material adverse effect on the Company’s business as a result of, other things, decreased enrollment, inability to attract new enrollees or increased insurance costs.

POSSIBLE LITIGATION COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S BUSINESS

Due to the nature of its business, the Company is and expects that in the future it may be subject to claims and litigation alleging negligence, inadequate supervision or other grounds for liability arising from harm to seniors. In addition, claimants may seek damages from the Company for physical abuse, sexual abuse and other criminal acts allegedly committed by the Company’s employees. There can be no assurance that additional suits will not be filed, that the Company’s insurance will be adequate to cover liabilities resulting from any claim or that any such claim, or the adverse publicity resulting from it will not have a material adverse effect on the Company’s business, financial position or results of operations, including, without limitation, adverse effects caused by increased cost or decreased availability of insurance and decreased demand for the Company’s services.

CHANGES IN DEMOGRAPHIC TRENDS AND ECONOMIC CONDITIONS COULD ADVERSELY IMPACT THE COMPANY’S BUSINESS.

The Company’s revenues depend, in part, on the number of working children who require adult daycare services for their parents. Any change in demographic trends, particularly those related to parents in the workforce or a deterioration in the general economy resulting in a reduction in the work force, could adversely impact the Company as out-of-work children are more likely to discontinue utilization of third party adult daycare services.

BECAUSE WE HAVE NOT DEVELOPED AN ADULT DAY CARE CENTER SERVICE OUR BUSINESS MAY NOT MATERIALIZE.

We have not developed a Adult Day Care Center Service Business. At this time we have not begun developing our domain name (envoy-corp.com) website. We do not know the exact cost of its execution. In the case of a higher than expected cost of execution, we will not be able to offer our business services. Furthermore, we may find unexpected problems in the process to develop an Adult Day Care Center Services Business. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our Adult Day Care Center customer base specific economic conditions in the Adult Day Care Center business and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE WE ARE CURRENTLY CONSIDERED A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES.

We are currently, considered a shell company within the limits of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933 in that we currently have nominal operations and nominal assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company, as. As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Resultantly, investors may not be able to sell their shares and may lose their entire investment.

ADVERSE DEVELOPMENTS IN THE USA AND GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

An overall decline in the economy or the occurrence of a natural disaster could decrease the need for our services. This could restrict our success in attract our senior clients and could significantly harm our business, financial condition and liquidity.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion of the disclosed funds.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING AN ADULT DAY CARE CENTER SERVICE BUSINESS WE ARE A HIGH RISK INVESTMENT WHICH COULD RESULT IN THE LOSS OF YOUR INVESTMENT.

Our Chief Executive Officer and Director does not have experience in developing a Adult Day Care Center Service Business. Additionally, we currently have no customers of our intended business. Therefore, without this experience, our management’s business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

OUR BUSINESS MAY NOT FIND ACCEPTANCE WITH THE ADULT DAY CARE COMMUNITY.

We are a new company with no established visibility or recognition in the Adult Day Care Center services community. If we are not able to have our Adult Day Care Center business accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Ms. Jocelyn Nicholas, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Nicholas, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of its sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our Adult Day Care Center service to prospective senior customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining Adult Day Care Center) senior citizen business which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on offering our Adult Day Care Center service carefully, the service may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the Adult Day Care Center service business plan, (b) obtaining customers, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our service, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on April 8, 2013 to July 31 , 2013, we have spent a total of approximately $ 1,938 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

COMPETITORS MAY ENTER THIS ADULT DAY CARE CENTER SERVICE SECTOR WITH SUPERIOR SERVICE, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our Adult Day Care Center service. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HER SUCCESSORS.

Our sole officer and director, Ms. Jocelyn Nicholas, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Ms. Nicholas will own 9,000,000 shares of our common stock after this offering is completed representing approximately 75% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Nicholas also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE IMPLEMENTATION OF OUR ADULT DAY CARE CENTER SERVICE BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $575,000 in order to implement our business plan.  What’s more, with the clear exception of the costs associated with this offering we anticipate that virtually all aspects of our business plan can be implemented on a smaller scale based on less available funding in terms of size, quality, and effectiveness, and the timing of their execution ( See MD&A) must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan we cannot estimate if or when we will obtain additional financing. Therefore, we are also unable to provide a timeline for the implementation of our business plan because we are not sure when we will be able to obtain additional funding. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR ADULT DAY CARE CENTER SERVICE BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of July 31 , 2013 we had only nominal cash resources as disclosed and we anticipate that we will require a total of $575,000 in addition to the maximum of $37,500 that we are seeking to raise through this offering in order to implement our Adult Day Care Center service business plan. What’s more, our sole officer and director has no experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated May 13, 2013, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing Adult Day Care Center service business. Because our officer Ms. Jocelyn Nicholas may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) creating an Adult Day Care Center service, (ii) initiation of our business plan, (iii) administrative expenses, and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our Adult Day Care Center service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR ADULT DAY CARE CENTER SERVICE BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

The cost of maintaining our reporting status with the SEC, which consists of ongoing accounting/auditing, legal and filing fees and other expenses, may vary substantially in correlation with our level of activity from time to time. Nevertheless, we estimate that we will require between $3,000 and $5,000 or more over the next twelve months (in addition to the $9,000 costs we will incur in connection with this offering that are being paid by us and is not part of this offering) to maintain our reporting status with the SEC based on a low to moderate level of activity. As of the date of this prospectus, the current funds available to us will not be sufficient to continue maintain our reporting status with the sec. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed toward developing our company. As such, any investment in our Company may be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY ENVOY GROUP CORP. IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY ENVOY GROUP CORP.  MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0. 0007 as of July 31 , 2013, our most recent financial statement date.

The arbitrary offering price of $0.0125 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0125. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE ENVOY GROUP CORP. HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS ENVOY GROUP CORP. DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

ENVOY GROUP CORP. DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

Envoy Group Corp. has never paid dividends and does not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT ENVOY GROUP CORP. SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that Envoy Group Corp. shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR ENVOY GROUP CORP. COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Envoy Group Corp. common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

WE WILL BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS UNDER SECTION 15(d) OF THE EXCHANGE ACT THAT WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant under Section 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The cost charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

WE DO NOT INTEND TO REGISTER UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT AND THEREFORE WILL HAVE FEWER REPORTING OBLIGATIONS.

The Company does not intend to register its common stock under Section 12(g) of the Securities Exchange Act and as such will be a Section 15(d) registrant which is not required to file periodic reports if the registrant has less than 300 shareholders of record for the fiscal year after the year of effectiveness. As a result of not having our common stock registered under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligations (after one year) and we would not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0125. The following table sets forth the uses of proceeds assuming the sale of 35%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 35% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$13,125	$18,750	$28,125	$37,500

OFFERING EXPENSES
Accounting Fees	2,625	2,625	2,625	2,625
Legal Fees	4,250	4,250	4,250	4,250
Printing	500	500	500	500
Transfer Agent	1,625	1,625	1,625	1,625

SUB TOTAL	$9,000	$9,000	$9,000	$9,000

ENVOY GROUP CORP. DEVELOPMENT INVESTIGATION EXPENSES
Operating Equipment	$0	$750	$2,900	$4,900
Office Equipment	0	200	1,000	2,000
Consulting Team	300	3,700	9,125	12,000
Marketing/Website	475	1,000	2,000	5,500
Facility	250	1,000	1,000	1,000

SUB TOTAL	$1,025	$6,650	$16,025	$25,400

ADMINISTRATION EXPENSES
State of FL. Reporting	$150	$150	$150	$150
SEC Reporting (1)	2,950	2,950	2,950	2,950

SUB TOTAL	$3,100	$3,100	$3,100	$3,100

GROSS PROCEEDS TOTALS	$13,125	$18,750	$28,125	$37,500

(1)   The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

Even if we are able to sell all of the securities being offered in this Prospectus, we will require an additional $575,000 to cover our anticipated expenses over the next 18 months. Please review our disclosure titled “Plan of Operation” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 35% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

Importantly, our business plan and allocation of proceeds may vary according to the amount proceeds raised by the sale of securities hereunder and through our future financing efforts. The figures included in the above table show a increase in funds allocated to each category of expenses under our business plan in proportion to the percentage of shares sold (whether 35%, 50%, 75%, or 100%). However, we estimate that we will require as much as $575,000 in addition to the $ $37,500 that we are seeking to raise through this prospectus in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. This might entail the use of used equipment, a used or leased vehicle for transportation, less marketing, smaller facility, part-time personnel, reduction in consultants and G&A expenses.  A decision by our management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stage of our business development, whether we have raised 35%, 50% 75% or 100% of the proceeds that we will seeking to raise through this offering or any percentage of the additional $37,500 that we are seeking to raise. In the opinion of our management, the consequences of implementing our business plan on a reduced quality and scale will be a reduction in our capacity to provide services and generate revenue, a critical decrease or deficiency in our working capital, and an increased likelihood that our business will fail. Moreover, even if our financing potential becomes exhausted before we are able to raise the funds that we are seeking to raise, there is no guarantee that we will be successful in implementing a scaled down version of our business plan, especially if we have not raised any of our disclosed funds to be raised hereunder. Other than the preparation of this prospectus, we have not taken any steps to identify financing sources for any portion of the funds that we anticipate we will need to execute our business plan. There is no guarantee that any financing will be available to us.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of Adult Day Care Center services business companies are not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0125 per share. This price (which is the equivalent of $ 0.0125 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.0115 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.0125
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholders	$0.0030
Net tangible book value per share after offering	$0.0036
Increase to present stockholders in net tangible book value per share after offering	$0.0030
Capital contributions	$37,500
Capital contribution by officer & director on April 8, 2013	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	35%	50%	75%	100%
Per share offering price	$0.0125	$0.0125	$0.0125	$0.0125
Net tangible book value per share before offering	$0.0007	$0.0007	$0.0007	$0.0007
Net tangible book value per share after offering	$0.0019	$0.0024	$0.0030	$0.0036
Increase in book value attributable to new shareholders	$0.0012	$0.0016	$0.0023	$0.0030
Dilution to new shareholders	85%	81%	76%	31%

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.0125 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0125. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0125 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through Ms. Jocelyn Nicholas our Sole Officer and Director named herein. Ms. Nicholas will not receive any commissions or other remuneration of any kind in connection with her participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Ms. Nicholas believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

Ms. Jocelyn Nicholas will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Ms. Nicholas is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation.

2.	Ms. Nicholas will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Ms. Nicholas is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Ms. Nicholas meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The shares will be offered at a fixed price of $0.0125 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares(1)
Shares of Common Stock	Jocelyn Nicholas (2)	9,000,000	100%
	3811 Alden Way,
	Sarasota, FL 34232

(1) Based on 9,000,000 shares outstanding as of April 8, 2013.

(2) The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, Jocelyn Nicholas is the only “parent” and “promoter” of the company. We have no promoter as defined by item 405 of Regulation C.

For the period ended July 31 , 2013, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see “Plan of Distribution” above).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director during the period ended, April 30, 2013. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The Company received $9,000 cash.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Angela Collette, Attorney and Counselor at Law, 28325 Utica Road, Roseville, Michigan 48066, (321) 507-7836, Atty4defense@aol.com, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Messineo & Co, CPAs, LLC of 2451 North McMullen Booth Road, Ste. 309, Clearwater, FL 33759, (727) 421-6268, has audited our Financial Statements for the period April 8, 2013 (date of inception) through April 30, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception April 8, 2013 through July 31 , 2013.

BUSINESS DESCRIPTION

Overview

As of the date of this Prospectus, we have not established any business operations and have not achieved any revenues. We have not commenced providing any services, have not created relationships with any potential customers, have not obtained a facility or achieving our business plan. Importantly, there is no guarantee that we will succeed in accomplishing any other goals. In order to accomplish these goals, we anticipate that we will require not less than $575,000 in financing in addition to the $37,500 ($612,500 in total) that we are seeking to raise through this offering. We have taken no steps to secure the disclosed additional financing that we will need to implement our business plan.

We were incorporated in the State of Florida on April 8, 2013, as a for-profit company with a fiscal year end of April 30, 2013.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. Our ability to establish operations is entirely dependent on our ability to raise sufficient financing to execute our business plan, however there is no guarantee that we will be successful in this regard. Furthermore, if we successfully establish operations, there is no guarantee that there will be significant market for our services or that we will achieve significant revenues, if at all.

We believe that we are not a blank check company subject to the provisions of Section (a)(2) of Rule 419 under the Securities Act of 1933 and pursuant to the guidelines specified in Securities Act Release No. 6932 (April 13, 1992) 1992 WL 81275. Section (a)(2) of Rule 419 defines a blank check company as a company that is issuing penny stock and that is “a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity. “In the adopting release the Commission stated that would “scrutinize registered offerings for attempts to create the appearance that the registrant is not a development stage company or has a specific business plan, in an effort to avoid the application of Rule 419.” See id. At*2. The provisions of that Release discuss Rule 419 provisions which specify that a” blank check company” means a development stage company that either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies and is issuing “penny stock” as defined in Rule 3a51-1 of the Securities Exchange Act of 1934.

Envoy Group Corp. has a specific business plan. We are a development stage company with limited operating history. Our business plan and our purpose is disclosed in our Business Summary and Business Description section of our Registration Statement. We are relying on the provisions of the above release, which specify that start-up companies with specific business plans are not subject to the provisions of Rule 419, even if operations have not commenced at the time of the offering. The company, its sole officer and director, any promoters and any affiliates have no intentions, that once the company is reporting, to be used as a vehicle for a private company to become a reporting company.

We intend to open a Pilot Adult Day Care Center in the Sarasota County, Florida area. We intend to develop our business to cater to seniors who can no longer manage independently, or who are isolated and lonely. With life expectancy rising, more and more seniors will need assistance as they age.  We intend to provide seniors with a program to socialize with others while still receiving needed care services. We intend to provide seniors with a non-residential facility that supports the health, nutritional, social support and daily living needs in a professionally staffed group setting enabling them to enjoy their day while receiving care and support they need. We plan to have our services to be supervised by registered and or licensed personnel. We intend the daily activities for our seniors to be tailored to be tailored to their needs by providing them with supervised activity.

Envoy Group Corp. feels that we can create a vibrant and social community for seniors to enjoy their day while receiving the care and support they need.

Envoy Group Corp. intends to provide a specially trained staff, to handle seniors complex health related needs. We anticipate that family care givers will have peace of mind knowing their aging parents or senior loved ones is spending the day in our intended safe, fun and social environment while receiving expert care.

There were 40.1 million Americans aged 65 or older in 2010 and 80.1 million Americans projected in 2050. (http://www.census.gov/prod/1/pop/p23-190/p23190-f.pdf). Envoy Group Corp. believes that as the population grays and lives longer, the demand and need for the care of the elderly will grow and rise in importance. Meeting their special needs is expected to be one of the fastest growing industry. It is Envoy Group Corp. belief that the elderly resist entering institutions full time, which means Envoy Group Corp. services is poised to assist the elderly as they continue to live at home.

We anticipate that families will consider Adult Day Care services for their parents and grandparents. We anticipate that the government may be willing to assist families with care giving at home.

Through our intended Adult Day Care Centers, we intend to create a caring and stress-free environment that combines educational,  health and fitness , and emotional well-being spa services. We intend to utilize only the most qualified professional staff. All Registered Nurses, Physical Therapists, Nutritionist licensed by the state. We intend to develop a reputation by placing heavy emphasis on our Licensed/Certified professional staff and expert consultants. We intend to offer consumer numerous options and choices for service as well as counseling.

Nursing Services

Envoy Group Corp. believes our Day Care Center will be staffed with the most qualified Registered and/or Licensed nurses in the field. We intend to provide specially certified and trained staff to work with issues related to aging seniors.

Nursing Services that are offered intend to include:

•	Medication administration and/or oversight.
•	Weight and vitals
•	Diabetic care, feeding tubes, dressing changes
•	And other intended services that are needed by seniors.

Meals

Meals are the perfect time for friends to socialize, celebrate and sharing memories. Envoy Group Corp. feels our intended dining room and food may help turn each meal into a special event. We intend to offer a light breakfast, catered lunch and an afternoon snack and special diets that are easily accommodated and intended to assist at mealtime.

Activities

Envoy Group Corp. intends to create a custom program of individual and group activities that consider the whole person as an individual including, social, emotional, spiritual, physical, and creative needs.

Our intended activities will be innovative and different:

•	Pet Therapy
•	Trivia
•	Outdoor picnics on our intended patio with gardening and barbecue
•	Computers for memory enhancement or keeping in touch with grand children on Social Networks
•	Dancing
•	Arts & Crafts
•	Bingo
•	Guest Speakers
•	Movies (On video or an outing at a theater)
•	Music Therapy
•	Baking and Cooking classes
•	Current Events
•	Knitting
•	Birthday Parties
•	Indoor golf putting green
•	Bowling outings

Salon And Spa Services:

Our intended center intends to have a Unisex Beauty Salon staffed by outside beauticians familiar with handling the special needs of seniors. Our Salon and Spa Services intends to include the following:

•	Haircuts and styling
•	Perms
•	Hair coloring
•	Facials
•	Manicures
•	Pedicures
•	Massages

We intend to offer the following massages:

•	Swedish Massage
•	Chair Massage
•	Deep Tissue Massage
•	Holistic Massage
•	Aromatherapy
•	Trigger Therapy Massage
•	Reflexology
•	Lymphatic Drainage
•	Sports Massage
•	Neuromuscular Massage
•	Myofascial Release
•	Craniol Sacral Therapy
•	Reiki Healing

Transportation

Envoy Group Corp. intends to provide (if required) door to door transportation from our center in the morning and evening. We also intend to locate our center near retail and business centers so dropping off and picking up are convenient.

We intend over the next 18 months to establish an Adult Day Care Center services to provide an environment that sparks customer interest, excitement, education, health and fun. The company intends to supplement Ms. Nicholas, our sole Officer and Director experience by utilizing consultants in other specialties to create strategy and content. The intended Center will consist of an educational area, fitness area, spa service area, socialization area and cafeteria.

Ms. Jocelyn Nicholas, our President, CEO and Director, intends to use her 15 years of experience in the Salon and Spa industry where she has provided services to seniors in her place of business, assisted living facilities, hospitals, hospice, individual homes in the Sarasota County, FL region. Ms. Nicholas networks with other professionals that can provide additional support as consultants that will be required in the Adult Day Care Center.

We do not currently have any agreements in place with customers for the provision of our services, or any suppliers.

Once our intended pilot Adult Day Care Center is established, we intend to offer others the opportunity to franchise our future name and concept.

BUSINESS LOCATION

As we have no operations, we currently require only limited office space for the administration of our business. This space is currently provided to us free of charge at the office of our sole Officer and Director. If we raise sufficient capital to implement our business plan, we intend to establish our base of operations in the County of Sarasota, Florida and to market our services in and around that location. However, as of the date of this Prospectus, we have not identified any specific location for our planned operating facility and do not have sufficient financial resources to lease such a facility.

SALES and MARKETING STRATEGY

We intend to market our services by advertising in electronic and local print media, by networking and calling on local Hospitals, Doctors, RNs, Religious Institutions, Senior Citizen housing complexes and others. We also plan to attend and exhibit at local and regional relevant trade shows. Finally, we plan to establish a website through which we intend to market our services to potential customers.

BUSINESS PLAN IMPLEMENTATION SCHEDULE

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan. With the clear exception of the costs associated with this offering ($9,000 which is paid by our CEO and sole Director and not part of this offering) virtually all aspects of our business plan are scalable in terms of size, quality and effectiveness, and the timing of their execution must be concurrent or near concurrent. For example, we believe that any investment in our infrastructure and other requirements must be concurrent or near concurrent with any investment in marketing, facility, equipment or labor. What’s more, the scale and quality of our infrastructure, marketing strategies, and potential employees, consultants may vary according to the financing ultimately available to us, and will in turn have a corresponding impact on our capacity to generate revenue. Our management believes that investing in our business plan too incrementally would cause us to squander resources on inferior infrastructure, labor, consultants and marketing that would ultimately prevent us from undertaking efforts of sufficient scale or from establishing a competitive position in our industry.  We anticipate that we will require our anticipated funding in order to execute our business plan in a manner that would allow us to maximize our revenue potential and competitive position in our industry.

COMPETITION

We believe that the principal methods of competition in the company’s intended market are the traditional local and regional adult day care companies. Sarah Adult Day Services Inc. Canton, OH 44704 appears to be the largest in the USA and operates in 18 states. However, we believe that very few companies are focusing on this need. We believe that ENVOY GROUP CORP. intents to enter into this market place to address problems with solutions. The National traditional companies have the finances and resources to become major players in this market if they elect to do so. We believe that there is a huge growing need for new types of companies to enter into this market to provide adult day care services. However we believe, ENVOY GROUP CORP. Adult Day Care Center services may provide success in this market segment.

The following table estimates our costs to open the Adult Day Care Center:

USE OF PROCEEDS	EST. BUDGET
Marketing & Brand Activities	$100,000
Wages & Consulting Fees	150,000
Rent	55,000
Computers/Network	15,000
Web Design/Hosting	10,000
Equipment/Vehicle	105,000
Fixtures	25,000
Working Capital	115,000
TOTAL 18 MO. REQUIREMENT	$575,000

Employees and Employment Agreements

As of April 8, 2013, we have no employees other than Ms. Nicholas, our sole officer and director. Ms. Nicholas has the flexibility to work on our business up to 10 to 25 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with her.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our ENVOY GROUP CORP. business operation.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special ENVOY GROUP CORP. regulatory and/or supervisory requirements. The State of Florida requires basic licensing, however, adults who are not residents, which we intend not to provide residents or live with us for a day or any period of time, are exempt from licensure as an adult day care center. However, the Agency must monitor the facility during regular inspection and at least biennially to ensure adequate space and sufficient staff. The Agency (Department of Elderly Affairs of the State of Florida) may conduct an abbreviated biennial inspection of key quality-of-care standards, in lieu of a full inspection, of a center that has a record of good performance. These standards shall be included in rules adopted by the Department of Elderly Affairs of the State of Florida. A minimum staff ratio of one staff member who provides direct services for every six participants shall be in the center at all times. We believe that Florida regulations for our intended Adult Day Care Center should have no impact on our services and business. The Federal Government relies on the State Regulations.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at 3811 Alden Way, Sarasota, FL 34232.  This space usage is donated free of charge by our sole director and officer.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock. “At the present time we have no outstanding options or warrants to purchase securities convertible into common stock. Nor are there shares of common stock that could be sold according to Rule 144. Because we are considered a shell company as defined under Rule 405 of the Securities Act, Rule 144(i) states that Rule 144 is not available to shareholders for the resale of securities they acquired in this offering until (1) we cease to be a shell company, (2) we file current “Form 10” information with the SEC reflecting our new status as a company no longer meeting the definition of a shell company subjecting us to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (3) we are current with the filing of all such required reports, and (4) one year has elapsed since we filed the current “Form 10” information with the SEC.”

Holders

As of the date of this Prospectus there was one holder of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on April 8, 2013, as a for-profit company, and an established fiscal year of April 30. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business.  Accordingly, we must raise cash from other sources other than loans we undertake.

From inception through July 31 , 2013, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $ 2,938 on start-up costs. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

The maximum proceeds from this offering ($37,500) will satisfy our basic subsistence level, cash requirements for up 12 months, including legal and accounting costs associated with this offering which is being paid by us and not part of this offering ($9,000) , the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, employees/consultants, supplies, infrastructure , marketing and customers. 75%  of the possible proceeds from this offering ($28,125) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($18,750) will sustain us for up to six months, and 35% of the proceeds ($13,125) will sustain for up to four and half months. Our budgetary allocations may vary, however, depending on the percentage of proceeds that we obtain from the offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing opportunities in the short term rather than conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 35% or less of the shares being registered, we will dedicate all proceeds to satisfy our continuous disclosure requirements.

If we are unable to raise additional monies other than the proceeds of this offering, we only have enough capital to cover the above described expenses. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes preparing basic marketing materials, contacting potential sources of financing, investigative activity of suppliers, consultants, and infrastructure. Our continuous disclosure requirements include costs of preparing quarterly financial statements and reports on forms 10-Q, 10-K and 8-K. As of July 31 , 2013, we had $5,562 cash on hand. This cash should cover the expenses of this offering.

PLAN OF OPERATIONS

We do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital through this disclosed offering to continue our operations. We expect that after 18 months from the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $612,500 ($575,000 in addition to the maximum proceeds of this offering) to pay for expenses associated with our development.  These funds will be used to finance anticipated activities during our development plan as described below. All anticipated expenses are based on estimates made by our sole Officer and Director based on her experience in her industry on her personal research. These costs may vary considerably based on the current local, state, or national economic conditions.

Importantly, our business plan and allocation of proceeds may vary according to the amount of proceeds raised by the sale of securities hereunder and through other future financing efforts. The figures included in the below table show an increase in funds allocated to each category of expenses under our business plan in proportion to possible financing milestones (whether 35%, 50%, 75% or 100% of the $612,500 that we estimate we will require). Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan or to implement our business plan on a reduced scale and quality. This might entail the use of a smaller facility, used (equipment, vehicle, furniture and fixtures), less marketing, reduced personnel and consultants and insurance as well as general administrative expenses. A decision by our management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 35%, 50%, 75%, 100% of the proceeds that we are seeking to raise, In the opinion of the management, the consequences of implementing our business plan on a reduced quality and scale will be a reduction in our capacity to provide services and generate revenue, a critical decrease or deficiency in our working capital, and an increased likelihood that our business could fail.  Moreover, even if our financing potential becomes exhausted before we are able to raise the funds that we are seeking to raise, there is no guarantee that we will be successful in implementing a scaled down version of our business, especially if we have not raised any of the $575,000 that we require in addition to the full capital raise of this prospectus hereunder. Other than the preparation of this prospectus, we have taken no steps to identify potential sources of financing and there is no guarantee that any financing will be available to us.

ANTICIPATED	IF 35% OF THE	IF 50% OF THE	IF 75% OF THE	IF 100% OF THE
ESTIMATED	REQUIRED	REQUIRED	REQUIRED	REQUIRED
EXPENSES	FINANCING IS	FINANCING IS	FINANCING IS	FINANCING IS
BUDGET $	RAISED	RAISED	RAISED	RAISED

Marketing & Brand Activities	$35,000	$50,000	$75,000	$100,000

Wages & Consulting Fees	52,500	75,000	112,500	150,000

Facility Rental	19,250	27,500	41,250	55,000

Computers/Network	5,250	7,500	11,250	15,000

Web Design/Hosting	3,500	5,000	7,500	10,000

Equipment/Vehicle	36,750	52,500	78,750	105,000

Fixtures	8,750	12,500	18,750	25,000

Working Capital G&A/Public Company Reporting Requirements	40,250	57,500	86,250	115.000

TOTAL	$201,250	$287,500	$431,250	$575,000

Many of the developments enumerated are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell all of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments In this event, we will likely focus on spending available funds assuring that we retain our reporting status with the SEC and developing our business to attract investors. To date, we have taken no steps to identify potential sources of financing required to implement our business plan and we have not entered into any agreement or arrangement in relation to such financing.

If we are unable to raise additional funds we will not be able to complete any of our anticipated business development. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private equity financing and by borrowing from any available sources if required in order to finance our business activities. Our sole Officer and Director has not made any written or verbal commitment to provide additional financing to our Company. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated services and even if we do secure adequate financing, there can be no assurance that our services will be accepted by the marketplace and that we will be able to generate revenues.

Our sole Officer and Director will be responsible for business plan development. If we develop our services and are in a position to begin sales and marketing we intend to hire independent consultants as we deem necessary.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $ 2,938 on our operations from April 8, 2013 through July 31 , 2013 and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

 We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

April 8, 2013 (Inception)
To July 31 , 2013
(Unaudited)
Revenue	—
Cost of Revenue	—
Expenses	$2,938
Net Loss -	$ (2,938)
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended July 31 , 2013, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

Our current cash on hand is $ 5,562 which will be used to meet our current obligations.  However, our current cash is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  Based on our disclosure above under “Use of Proceeds,” we anticipate that any level of capital raised above 35% will allow us minimal operations for an eighteen month period while meeting our state and SEC required compliance obligations. Nonetheless, even the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, but it will provide for vetting of the business plan to support pursuing investment capital.

Our current cash on hand is $ 5,562 , which is allocated to cover the expenses associated with this offering. These funds are being paid by us and not from this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 35% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations. Although, the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, it will provide for vetting of the business plan to support pursuing investment capital.

We anticipate needing the disclosed funding in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through July 31 , 2013, we spent $ 2,938 on general and administrative operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director. We currently have prepaid expenses $500 and working capital of $ 6,062 .

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Significant Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the three months ended July 31 , 2013. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research and development will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At July 31 , 2013 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Messineo & Co, CPAs, LLC has audited our Financial Statements for the period from April 8, 2013 (date of inception) through April 30, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On April 8, 2013 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Jocelyn Nicholas 3811 Alden Way Sarasota, FL. 34232	44	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience

JOCELYN NICHOLAS, SOLE OFFICER AND DIRECTOR

Ms. Nicholas is our founder and has served as our sole officer and director since our inception. She has over 15 years experience in the Spa field as a Message Therapist, Esthetician, Hair Stylist, and Nail Specialist. From 2002-2004 she was a Nail Technician and Hair Stylist for Allure Salon, Sarasota, FL, 2005-Present she is a Owner/Operator of Tranquil Moments, Sarasota, FL. Ms. Nicholas launched and managed Tranquil Moments Day Spa providing massage therapy, esthetician services, hair styling,  manicures, pedicures specializing with clients of all ages. Ms. Nicholas also provided mobile spa services to assisted living facilities for the elderly. She received her hair styling and cosmetology degree from  Capri School of Hair Design, 1987, Nail Specialist diploma from Fashion Focus, 1999, Massage Therapist diploma from Sarasota School of Massage Therapy, 2006 and Esthetician diploma from Sarasota County Technical Institute, 2012.

CONFLICTS OF INTEREST

As of July 31 , 2013, we have no employees. Ms. Nicholas, our founder, Sole officer and director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Ms. Nicholas regarding the provision of her services to the Company.

Ms. Nicholas is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. Presently, Ms. Nicholas earns her livelihood as a owner of a Tranquil Moments Day Spa.

Although Ms. Nicholas is presently able to devote 10 to 25 hours per week to our business while maintaining her own livelihood, this may change. Also, if we require Ms. Nicholas to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that she will be able to satisfy our requirements unless we have sufficient resources to compensate her for any lost income from her livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Nicholas who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Nicholas does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in his capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to April 8, 2013 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception April 8, 2013 through July 31 , 2013.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Jocelyn Nicholas CEO	2013	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31 , 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jocelyn Nicholas	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Nicholas that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception April 8, 2013 through July 31 , 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jocelyn Nicholas	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Jocelyn Nicholas	9,000,000	100%
	3811 Alden Way.
	Sarasota, FL 34232

	All Officers and Directors as a Group	9,000,000	100%
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Jocelyn Nicholas	9,000,000	75%
	3811 Alden Way
	Sarasota, FL 34232

	All other Shareholders	3,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 8 , 2013 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our inception April 8, 2013, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ENVOY GROUP CORP.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[back cover of prospectus]

ENVOY GROUP CORP.

(A Development Stage Entity)

INDEX TO FINANCIAL STATEMENTS

For the Period from April 8, 2013 (Date of Inception) through April 30, 2013

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

ENVOY GROUP CORP.

Sarasota, FL.

We have audited the accompanying balance sheet of ENVOY GROUP CORP. (a development stage entity) as of April 30, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from April 8, 2013 (date of inception) through April 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ENVOY GROUP CORP. (a development stage entity) as of April 30, 2013 and the results of its operations and its cash flows for the period from April 8, 2013 (date of inception) through April 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co, CPAs, LLC

Clearwater, Florida

May 13, 2013

ENVOY GROUP CORP.

(A Development Stage Company)

Balance Sheet

April 30, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,908
Total current assets	8,908

TOTAL ASSETS	$8,908

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$—
Total liabilities	—

STOCKHOLDER’S EQUITY
Capital Stock (Note 4)
Authorized:
250,000,000 common shares, $0.0001 par value.
Issued and outstanding shares:
9,000,000 common shares.	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(92)
Total Stockholder’s Equity	8,908

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,908

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Operations

For the Period
from Inception
April 8, 2013
through
April 30, 2013

REVENUES	$—

EXPENSES
General & Administrative	$92
Professional Fees	—

Loss Before Income Taxes	$(92)

Provision for Income Taxes	—

Net Loss	$(92)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	9,000,000

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Stockholder’s Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – April 8, 2013	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share, April 8, 2013	9,000,000	900	8,100	—	9,000

Loss for the period from inception on April 8, 2013 to April 30, 2013	—	—	—	(92)	(92)
				—
Balance – April 30, 2013	9,000,000	$900	$8,100	$(92)	$8,908

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Cash Flows

For the Period
From Inception
April 8, 2013
through
April 30, 2013
OPERATING ACTIVITIES

Net Loss	$(92)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	—
Net cash used in operating activities	(92)

INVESTING ACTIVITIES
Capital Stock	9,000
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	8,908

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,908

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from April 8, 2013 (Date of Inception) through April 30, 2013

NOTE 1. NATURE OF BUSINESS

ENVOY GROUP CORP. (the “Company”), a Florida corporation, was formed to develop an ENVOY GROUP CORP. It is the company’s intent to develop a service to provide ADULT DAYCARE CENTER business. The Company was incorporated on April 8, 2013 (Date of Inception) with its corporate headquarters located in Sarasota, Florida and its year-end is April 30, 2013.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended April 30, 2013, the Company had no operations. As of April 30, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ENVOY GROUP CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from April 8, 2013 (Date of Inception) through April 30, 2013

RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period April 8, 2013 (date of inception) through April 30, 2013.

COMMON STOCK

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at April 30, 2013.  As of April 30, 2013, the Company had no dilutive potential common shares.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the three months ended April 30, 2013 or for the period April 8, 2013 (date of inception) through April 30, 2013.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period April 8, 2013 (date of inception) through April 30, 2013, the Company incurred losses of $92.  The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

ENVOY GROUP CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from April 8, 2013 (Date of Inception) through April 30, 2013

April 8, 2013
(Date of Inception)
through
April 30, 2013
Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
—
Valuation allowance	—
$—

The Company did not have any temporary differences for the period from April 8, 2013 (Date of Inception) through April 30, 2013.

NOTE 5. SHAREHOLDER’S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001.  The Company issued 9,000,000 shares of our $.0001 par value common stock to Jocelyn Nicholas, our CEO and sole director, on April 8, 2013 for cash in the amount of $9,000 (per share price of $0.001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

On April 8, 2013, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 17, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

ENVOY GROUP CORP.

(A Development Stage Entity)

INDEX TO FINANCIAL STATEMENTS

For the Period from April 8, 2013 (Date of Inception) through July 31, 2013

ENVOY GROUP CORP.

(A Development Stage Company)

Balance Sheets

	July 31,	April 30,
	2013	2013
	(unaudited)	(audited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,562	$8,908
Prepaid expenses	500	—
Total Current Assets	6,062	8,908

TOTAL ASSETS	$6,062	$8,908

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$—	$—
Total Current Liabilities	—	—

STOCKHOLDERS’ DEFICIT
Capital stock (Note 5):
Common stock, $0.0001 par value; 250,000,000 shares authorized; 9,000,000 and 9,000,000 shares issued and outstanding, respectively	$900	$900
Additional paid in capital	8,100	8,100
Deficit accumulated during development stage	(2,938)	(92)
Total Stockholders’ Deficit	6,062	8,908

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,062	$8,908

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Operations

	For the Three Months Ended July 31, 2013	For the Period From Inception (April 8, 2013) through July 31, 2013

REVENUES	$—	$—

OPERATING EXPENSES
General and administrative expenses	—	92
Professional fees	2,846	2,846
TOTAL OPERATING EXPENSES	2,846	2,938

LOSS BEFORE INCOME TAXES	(2,846)	(2,938)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(2,846)	$(2,938)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	9,000,000	9,000,000

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Stockholder’s Equity

				Deficit
				Accumulated
			Capital in	During	Total
	Common Stock		Excess of	Development	Stockholders’
	Shares	Amount	Par Value	Stage	Deficit

Balance, April 8, 2013 (Inception)	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share, April 8, 2013	9,000,000	900	8,100	—	9,000

Net loss for the period from April 8, 2013 (date of inception) through April 30, 2013	—	—	—	(92)	(92)

Balance, April 30, 2013	9,000,000	$900	$8,100	$(92)	$8,908

Net loss for three months ended July 31, 2013	—	—	—	(2,846)	(2,846)

Balance, July 31, 2013	9,000,000	$900	$8,100	$(2,938)	$6,062

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Statement of Cash Flows

	For the Three Months Ended July 31, 2013	For the Period From Inception (April 8, 2013) through July 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,846)	$(2,938)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Increase in prepaid expenses	(500)	(500)
Net cash used by operating activities	(3,346)	(3,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used by investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	—	9,000
Net cash provided by financing activities	—	9,000

Net increase in cash and cash equivalents	(3,346)	5,562

Cash and cash equivalents, beginning of period	8,908	—

Cash and cash equivalents, end of period	$5,562	$5,562

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—

See accompanying auditors’ report and notes to the financial statements.

ENVOY GROUP CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Three Months Ended July 31, 2013 and

For the Period from April 8, 2013 (Date of Inception) through July 31, 2013

(Unaudited)

NOTE 1. NATURE OF BUSINESS

ENVOY GROUP CORP. (the “Company”), a Florida corporation, was formed to develop an ENVOY GROUP CORP. It is the company’s intent to develop a service to provide adult day care. The Company was incorporated on April 8, 2013 (Date of Inception) with its corporate headquarters located in Sarasota, Florida and its year-end is April 30, 2013.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended July 31, 2013, the Company had no operations. As of July 31, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period April 8, 2013 (date of inception) through July 31, 2013.

COMMON STOCK

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at July 31, 2013. As of July 31, 2013, the Company had no dilutive potential common shares.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the three months ended July 31, 2013 or for the period April 8, 2013 (date of inception) through July 31, 2013.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the period April 8, 2013 (date of inception) through July 31, 2013, the Company incurred losses of $2,938. The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

April 8, 2013
(Date of Inception)
through
July 31, 2013
Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
—
Valuation allowance	—
$—

The Company did not have any temporary differences for the period from April 8, 2013 (Date of Inception) through July 31, 2013.

NOTE 5. SHAREHOLDER’S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001. The Company issued 9,000,000 shares of our $.0001 par value common stock to Jocelyn Nicholas, our CEO and sole director, on April 8, 2013 for cash in the amount of $9,000 (per share price of $0.001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

On April 8, 2013, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 16, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$495
Transfer Agent Fees	$1,625
Accounting fees and expenses	$2,625
Legal fees and expenses	$4,250
TOTAL	$9,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On April 8, 2013, we issued 9,000,000 shares to Ms. Jocelyn Nicholas, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Ms. Nicholas had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Ms. Nicholas certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1 *	Articles of Incorporation of ENVOY GROUP CORP.
3.2 *	Bylaws of ENVOY GROUP CORP.
4.1 *	Specimen Stock Certificate of ENVOY GROUP CORP.
5.2 *	Opinion of Counsel.
14.1 *	Code of Ethics.
23.1	Consent of Accountants.
99.1 *	Subscription Agreement ENVOY GROUP CORP.

* previously filed

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post—effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post—effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post—effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post—effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, FL on September 19, 2013.

ENVOY GROUP CORP.

By:	/s/ Jocelyn Nicholas
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Jocelyn Nicholas	President, Chief Executive Officer,	September 19, 2013
Jocelyn Nicholas	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director